EXHIBIT 10.04

THIRD AMENDMENT, dated as of November 12, 2009 (this “Amendment”), to and under CREDIT AND SECURITY AGREEMENT, dated as of July 28, 2004 (as amended from time to time, the “Credit Agreement”), among THE RAL SUPPLY GROUP, INC., a New York corporation (both in its original capacity as a party thereto and as successor-by-merger to American/Universal Supply, Inc., a New York corporation), UNIVERSAL SUPPLY GROUP, INC., a New York corporation, and S&A SUPPLY, INC. (formerly known as S&A Purchasing Corp.), a New York corporation (collectively, the “Borrowers”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division, as successor to Wells Fargo Business Credit, Inc. (the “Lender”).  Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

WHEREAS, Borrowers and Colonial have made in favor of Lender that certain Guaranty By Corporations, dated as of July 28, 2004 (as amended, modified, supplemented or restated from time to time, the “Guaranty”);

WHEREAS, based on the financial statements of Colonial and its consolidated Subsidiaries delivered to Lender pursuant to Section 6.1 of the Credit Agreement, and as acknowledged by Borrowers in the most recent Compliance Certificate delivered to Lender pursuant to Section 6.1 of the Credit Agreement, Borrowers have failed to comply with certain of the financial covenants under the Credit Agreement as follows:  (i) as of September 30, 2009, Borrowers have failed to maintain the minimum Tangible Net Worth required pursuant to Section 7.18 of the Credit Agreement, (ii) for the fiscal quarter ended as of September 30, 2009, Borrowers have failed to maintain the minimum quarterly Net Income required pursuant to Section 7.19 of the Credit Agreement and (iii) for the fiscal quarter ended as of September 30, 2009, Borrowers have failed to maintain the minimum quarterly Net Cash Flow required pursuant to Section 7.20 of the Credit Agreement.  These failures of the Borrowers to comply with these specified covenants under the Credit Agreement constitute Events of Default under Section 8.1(c) of the Credit Agreement (the “Designated Events of Default”).

WHEREAS, on October 29, 2009, Lender sent a formal notice of default and reservation of rights letter (the “Default Notice”) to Borrowers and also to certain “Subordinated Creditors” (as defined therein) who are party to certain respective Subordination Agreements with Lender relating to certain “Junior Indebtedness” (as defined therein) owing to such Subordinated Creditors.  Under the Default Notice, inter alia, Lender gave notice to the Subordinated Creditors that the Designated Events of Default also constituted “Payment Blockage Events” under Section 3 of each of the respective Subordination Agreements, and that Lender was invoking and exercising its rights under Section 3 of each Subordination Agreement to require that no further payments of all or any portion of the Junior Indebtedness owing to any Subordinated Creditor, whether of interest, principal or otherwise, be made by Borrower or Colonial or accepted by any Subordinated Creditor until such time as the Designated Events of Default are no longer continuing.

WHEREAS, the Borrower has requested that the Lender: (a) waive the Designated Events of Default, and (b) modify certain other terms of the Credit Agreement, and the Lender has agreed to the foregoing request, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the Borrowers and the Lender hereby agree as follows:

Section One.  Waivers of Designated Events of Default and Default Interest; Agreement Regarding Consultant’s Report.

(a)            Acknowledgement of Designated Events of Default.  Borrowers hereby acknowledge, represent and warrant that, as of the date hereof immediately prior to the effectiveness of this Amendment, (x) the Designated Events of Default have occurred, have not been waived and remain outstanding and continuing under the Credit Agreement and (y) no other Default or Event of Default has occurred and is continuing which has not been waived by Lender.

(b)            Waiver of Specified Events of Default. Upon the effectiveness of this Amendment as provided for in Section Five below, Lender hereby waives the Designated Events of Default as of the date hereof.  Such waiver by Lender of the Designated Events of Default shall in no way be construed as an agreement to waive any other Events of Default under the Credit Agreement that may have occurred prior to the date hereof other than the Designated Events of Default, nor to waive any Events of Default arising after the date hereof, in either case whether or not any such existing or future Event of Default is of the same type and/or arises from the same or similar events or circumstances as the Designated Events of Default, including without limitation, any other Event of Default arising from a violation of any financial covenant provided for in the Credit Agreement as in effect from time to time (any such existing or future Event of Default other than the Designated Events of Default, an “Excluded Default”).  Lender reserves all of its rights and remedies under the Credit Agreement and the other Loan Documents, under applicable law and at equity as to any such Excluded Default which may exist and/or may hereafter occur.  The Lender shall have no obligation to grant any waivers with respect to any such existing or future Excluded Default, and the granting of the waiver of the Designated Events of Default under this Amendment shall not be construed as a course of conduct or dealing on the part of the Lender that would obligate or create any duty on the part of Lender to waive any such Excluded Default.

(c)            Borrowers and Lender acknowledge and agree that (i) pursuant to the Default Notice, Lender elected to exercise the rights and remedies available to it under Section 2.7(b) of the Credit Agreement to charge interest at the Default Rate from and after October 1, 2009 until such time (if any) as Lender may, in its sole, complete and absolute discretion, notify Borrowers in writing that Designated Events of Default has been waived and (ii) as of the date hereof, in accordance with the terms and provisions of the Default Notice, Borrowers have not yet made any payments in respect of the “Default Interest Amount” (as defined in the Default Notice).  In consideration of the amendments to the Credit Agreement and other agreements provided for herein, Lender hereby agrees to waive its rights to receive and be paid any of the Default Interest Amount that has accrued through the date hereof.  Lender further acknowledges that, as a result of the wavier of the Designated Events of Default provided for herein, the Default Period that commenced upon the occurrence of the Designated Events of Default has ended and interest shall no longer accrue at the Default Rate.

(d)            As consideration for the waivers of the Designated Events of Default and Default Interest Amount provided for above, Borrowers hereby covenant that Borrowers shall cause Phoenix Management Services, Inc., the consulting firm retained by Borrowers, to deliver to Borrowers and to Lender a report on Borrower’s business and financial condition, covering such subjects and providing analysis as to such matters as Lender may require in its sole discretion, no later than December 15, 2009.  Borrowers further agree and acknowledge that any failure to fulfill their obligations under this paragraph shall result in the immediate and automatic occurrence of an Event of Default under the Credit Agreement.

(e)            Lender hereby acknowledges and agrees that,  as a result of the wavier of the Designated Events of Default provided for herein, the Payment Blockage Events under the Subordinated Agreements have ceased to exist and payments on the Junior Indebtedness may once again be paid by Colonial and accepted by Subordinated Creditors, in each case as and to the extent expressly permitted by the terms and conditions of the respective Subordination Agreements.

Section Two.  Amendments to Credit Agreement.  Effective upon satisfaction of the conditions precedent set forth in Section Four hereof, the Credit Agreement is hereby amended as follows:

(i)             Section 1.1.  Definitions.  The following defined terms contained in Section 1.1 of the Credit Agreement are amended and restated as follows.  Notwithstanding anything to the contrary provided for herein or in the Credit Agreement, the parties hereto expressly agree that the changes to the rates of interest applicable under the Credit Agreement resulting from these amendments shall be retroactively effective as of October 1, 2009, and that all interest with respect to the Advances outstanding from time to time from October 1, 2009 through the date hereof shall be calculated at the applicable interest rates as so calculated.

“Floating Rate” means, with respect to all Floating Rate Advances, an annual rate equal to the Prime Rate plus one and one-quarter of one percent (1.25%).

(ii)            No LIBOR Option.  Notwithstanding the waiver of the Designated Events of Default provided in this Amendment, and notwithstanding anything to the contrary provided for in the Credit Agreement, Borrower hereby agrees that from and after the effective date of this Amendment, LIBOR Advances shall not be available either as an initial revolving Advance requested and made pursuant to Section 2.1 of the Credit Agreement or as the conversion and/or continuation of an existing  Advance to a LIBOR Advance under  Section 2.21 of the Credit Agreement.

Section Three.  Amendment Fee.  In consideration for the waivers and amendments provided herein, the Borrowers shall pay to the Lender a non-refundable fee in the amount of $60,000 (the “Amendment Fee”), which fee shall be fully earned, non-refundable, due and payable on the date hereof.

Section Four.  Representations and Warranties.  To induce the Lender to enter into this Amendment, each Loan Party warrants and represents to the Lender as follows:

(i)             except for the representation and warranty that there has been no material adverse change in any Borrower’s business, properties or condition (financial or otherwise), for which no Loan Party makes any representation or warranty in this Amendment, all of the representations and warranties contained in the Credit Agreement and each other Loan Document, in each case, after giving effect to this Amendment, continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except for such representations and warranties which, by their terms, are only made as of a previous date;

(ii)            the execution, delivery and performance of this Amendment by each  Borrower is within its corporate powers, has been duly authorized by all necessary corporate action on its part, and each Borrower has received all necessary consents and approvals (if any shall be required) for the execution and delivery of this Amendment;

(iii)           the execution, delivery and performance by each Borrower of this Amendment, the consummation of the transactions herein contemplated and the compliance with the provisions hereof have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of such Borrower’s stockholders; (ii) require any authorization, consent, license, permit or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, license, permit, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof and such filings with the Securities and Exchange Commission as are required by applicable law; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to such Borrower or of such Borrower’s articles of incorporation or bylaws; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which such Loan Party is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than in favor of the Lender) upon or with respect to any of the properties now owned or hereafter acquired by such Loan Party;

(iv)           upon its execution, this Amendment shall constitute the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms; and

(v)            after giving effect to the waiver of the Designated Events of Default as provided for in this Amendment above, no Default or Event of Default has occurred and is continuing;

Section Five.  Conditions Precedent.  This Amendment shall become effective upon the date on which all of the following events shall have occurred:

(i)             the Lender shall have received this Amendment, duly executed by each Borrower and acknowledged by Colonial and William Pagano;

(ii)            the Lender shall have received a certificate of the secretary or assistant secretary of each Borrower, certifying (i) as true and correct a copy of resolutions adopted by Borrower’s board of directors approving and authorizing the execution, delivery and performance by such Borrower of this Amendment and of the transactions contemplated herein and therein, (ii) that there have been no amendments, supplements, or other modifications to such Borrower’s articles of incorporation and bylaws since the date of the closing on the Second Amendment to the Credit Agreement between Borrowers and Lender dated September 10, 2007 and that the copies of such articles of incorporation and bylaws delivered to Lender on such date as a part of the secretary’s certificates of each Borrower delivered by Borrowers on such date in connection with such closing are true, correct and complete copies of such articles of incorporation and bylaws as in full force and effect on the date hereof (or, if there have been any such amendments, supplements, or other modifications to such Borrower’s articles of incorporation and bylaws since the date of such closing, attaching and certifying true, correct and complete copies of such articles of incorporation and bylaws as in full force and effect on the date hereof) and (iii) the name(s) and signature(s) of one or more officers or agents of such Borrower authorized to execute and deliver this Amendment on behalf of such Borrower pursuant to the resolutions referenced in clause (i) above; and

(iii)           Lender shall have received payment of (i) the Amendment Fee and (ii) all fees, costs and expenses (including without limitation any and all legal fees and expenses) incurred by the Lender in connection with the preparation, negotiation and closing of this Amendment and the transactions contemplated to occur hereunder (collectively, the “Amendment Fees and Expenses”), and Borrowers hereby authorize Lender to charge the Borrowers’ loan account with Lender with the aggregate amount of such Amendment Fees and Expenses, and requests that Lender make one or more revolving Floating Rate Advance(s) on or after the date hereof in an aggregate amount not to exceed the aggregate amount of such Amendments Fees and Expenses and that Lender disburse the proceeds of such revolving Floating Rate Advance(s) in satisfaction thereof.

Section Six.  General Provisions.

(i)             Except as herein expressly amended, the Credit Agreement and all of the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms as so amended.  Each Borrower hereby confirms its existing pledge, assignment and grant to the Lender of a security interest and a Lien upon all of the Collateral, as security for the payment and performance of all of the Obligations (including any interest accruing under the Credit Agreement from and after October 1, 2009 at the amended rate(s) provided for herein).  The Borrower hereby confirms that all security interests at any time granted by it to the Lender in any and all of the Borrower’s property and assets, including the security interest and a Lien upon all of the Collateral, continue in full force and effect and secure and shall continue to secure the Obligations and the “Indebtedness” (as defined in the Guaranty) so long as any such Obligations and Indebtedness remain outstanding and that all Collateral subject thereto remain free and clear of any liens or encumbrances other than (i) those in favor of the Lender provided for under the Loan Documents, and (ii) other Permitted Liens.  Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of the Lender’s existing security interest and Lien in and upon the Collateral.

(ii)            All references to the Credit Agreement in the Loan Documents shall mean the Credit Agreement as amended as of the effective date hereof, and as amended hereby and as hereafter amended, supplemented and modified from time to time.

(iii)           Except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any other provision of the Credit Agreement or any of the other Loan Documents.

(iv)           This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

(v)            This Amendment shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York.  The provisions of Section 9.15 of the Credit Agreement regarding consents to jurisdiction and venue, consents and waivers regarding service of process and waivers of rights to jury trial, of Section 9.7 of the Credit Agreement regarding costs and expenses and of Section 9.8 of the Credit Agreement regarding indemnities are incorporated herein by reference.

(vi)           This Amendment shall be binding upon and inure to the benefit of each Borrower and Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the Lender’s prior written consent.

(vii)          Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof

(viii)         Each Borrower hereby confirms and agrees, and represents and warrants, that all Obligations (whether representing outstanding principal, accrued and unpaid interest, accrued and unpaid fees or any other Obligations of any kind or nature) currently owing by each and all Borrowers under the Credit Agreement and the other Loan Documents, as reflected in the books and records of Lender as of the date hereof, are unconditionally owing from and payable by each and all Borrowers to Lender and that Borrowers are jointly and severally indebted to Lender with respect thereto, all without any set-off, deduction, counterclaim or defense.  Each Borrower acknowledges and agrees that it has no actual or potential claim or cause of action against Lender relating to the Credit Agreement or any Loan Document and/or the Obligations arising thereunder or related thereto, in any such case arising on or before the date hereof.As further consideration for Lender’s agreements to grant the waivers, amendments and accommodations set forth herein, each Borrower hereby waives and releases and forever discharges Lender and each of its officers, directors, attorneys, agents, professionals and employees (the “Released Parties”) from any liability, damage, claim, loss or expense of any kind that such Borrower had, may now have or may hereafter haveagainst any one or more of the Released Parties arising out of or relating to the Loan Documents, (including this Amendment and any documents, agreements being executed in connection herewith), any and all Advances made through the date hereof, any other Obligations heretofore made and/or now outstanding under the Loan Documents, any transactions related to any of the foregoing or contemplated by the Loan Documents and/or any other action (or failure to act) taken (or, as applicable, not taken or taken only after any delay or satisfaction of any conditions) by any of the Released Parties in connection with any of the foregoing or contemplated by the Loan Documents or in connection with the negotiation or administration thereof.

Section Seven.  Acknowledgement of Guarantors. By executing this Amendment, each Borrower and Colonial (by its signature below), each in its capacity as a “Guarantor” under the Guaranty, hereby acknowledges and agrees to all the terms and provisions of this Amendment, and agrees that its obligations under the Guaranty are unaffected, undiminished and unmodified hereby, and also hereby ratifies, reaffirms and restates all of the provisions, terms and conditions, covenants, representations and warranties made and all of the obligations undertaken by such Guarantor in the Guaranty.  Each Guarantor further acknowledges and agrees that the foregoing acknowledgements, agreements, ratifications and reaffirmations are being given in an abundance of caution and for the avoidance of any doubt, and that nothing contained in the foregoing is intended to limit or contradict the provisions of and agreements and waivers contained in Section 7 and 8 of the Guaranty, and further that the giving by such Guarantor of the foregoing acknowledgements, agreements, ratifications and reaffirmations shall not be interpreted or construed under any circumstances as having established a course of dealing or course of conduct binding upon the Lender in the future or otherwise creating any future obligations on the Lender to obtain any similar acknowledgements, agreements, ratifications and reaffirmations in connection with any future amendments to the Credit Agreement and/or any other Loan Document.

Section Eight.  Acknowledgment of Liens by Colonial.  Colonial (by its signature below), in its capacity as the “Guarantor” under the General Security Agreement dated as of July 28, 2004 (as amended, modified, supplemented or restated from time to time, the “Colonial Security Agreement”) by Colonial in favor of Lender and as the “Pledgor” under the Securities Pledge Agreement dated as of July 28, 2004 (as amended, modified, supplemented or restated from time to time, the “Colonial Pledge Agreement”), hereby confirms that all security interests at any time granted by it to the Lender in any and all of Colonial’s property and assets, including the security interest and a Lien upon all of the “Collateral” (as defined under the Colonial Security Agreement) and the “Pledged Collateral” (as defined under the Colonial Pledge Agreement) (collectively, the “Colonial Collateral”), continue in full force and effect and secure and shall continue to secure the Obligations and the “Indebtedness” (as defined under the Guaranty) and the “Indebtedness” (as defined under the Colonial Security Agreement) so long as any such Obligations, Indebtedness and Indebtedness remain outstanding and that all Colonial Collateral subject thereto remain free and clear of any liens or encumbrances other than (i) those in favor of the Lender provided for under the Loan Documents, and (ii) other Liens expressly permitted under the Colonial Security Agreement and the Colonial Pledge Agreement.  Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of the Lender’s existing security interest and Lien in and upon the Colonial Collateral.

Section Nine.   Acknowledgement of Guarantors. By executing this Amendment, each Borrower and William Pagano (by his signature below), each in its/its capacity as a party (in such capacity, a “Support Party”) to that certain Support Agreement dated as of July 28, 2004 (as amended, modified, supplemented or restated from time to time, the “Support Agreement”) among Borrowers, Mr. Pagano and Lender, hereby acknowledges and agrees to all the terms and provisions of this Amendment, and agrees that its obligations under the Support Agreement are unaffected, undiminished and unmodified hereby, and also hereby ratifies, reaffirms and restates all of the provisions, terms and conditions, covenants, representations and warranties made and all of the obligations undertaken by such Support Party under the Support Agreement.  Each Support Party further acknowledges and agrees that the foregoing acknowledgements, agreements, ratifications and reaffirmations are being given in an abundance of caution and for the avoidance of any doubt, and that nothing contained in the foregoing is intended to limit or contradict the provisions of and agreements and waivers contained in the Support Agreement, and further that the giving by such Support Party of the foregoing acknowledgements, agreements, ratifications and reaffirmations shall not be interpreted or construed under any circumstances as having established a course of dealing or course of conduct binding upon the Lender in the future or otherwise creating any future obligations on the Lender to obtain any similar acknowledgements, agreements, ratifications and reaffirmations in connection with any future amendments to the Credit Agreement and/or any other Loan Document.

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IN WITNESS WHEREOF, the Loan Parties and the Lender have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

THE RAL SUPPLY GROUP, INC.

By:	/s/ William Pagano
Name: William Pagano
Title: Executive Vice President

UNIVERSAL SUPPLY GROUP, INC.

By:	/s/ William Pagano
Name: William Pagano
Title: President

S&A SUPPLY, INC..

By:	/s/ William Pagano
Name: William Pagano
Title: President

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

COLONIAL COMMERCIAL CORP.

By:	/s/ William Pagano
Name:	William Pagano
Title:	Chief Executive Officer

/s/ William Pagano
WILLIAM PAGANO